UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2017

NATIONAL RETAIL PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-11290	56-1431377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Avenue Suite 900 Orlando, Florida	32801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (407) 265-7348

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2017, the Board of Directors (the “Board”) of National Retail Properties, Inc. (the “Company”) appointed, pursuant to the recommendation of the Governance and Nominating Committee, Julian E. Whitehurst to the Board of Directors of the Company, effective February 15, 2017. Mr. Whitehurst’s appointment to the Board was made in connection with his previously announced transition to Chief Executive Officer of the Company which will be effective April 28, 2017.

Mr. Whitehurst has served as President of the Company since May 2006 and as Chief Operating Officer of the Company since June 2004. He also previously served as Executive Vice President of the Company from February 2003 to May 2006, as Secretary of the Company from May 2003 to May 2006 and previously served as General Counsel from 2003 to 2006. Prior to February 2003, Mr. Whitehurst was a shareholder at the law firm of Lowndes, Drosdick, Doster, Kantor & Reed, P.A. He is a member of ICSC and NAREIT, serves as a member of the board of directors of InvenTrust Properties, Inc., and serves on the board of trustees and on the executive committee of Lake Highland Preparatory School.

As a non-independent director, Mr. Whitehurst will not receive any compensation for his service as a member of the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RETAIL PROPERTIES, INC.

By:	/s/ Kevin B. Habicht
Name:	Kevin B. Habicht
Title:	Executive Vice President,
Chief Financial Officer,
Assistant Secretary and Treasurer

Dated: February 16, 2017